U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): December 9, 2002



                            Cole Computer Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Nevada                           0-23819                         76-547762
 (state  of                 (Commission  File  Number)            (IRS  Employer
incorporation)                                                     I.D.  Number)



                            1005 Metropolitan Avenue
                            Oklahoma City, OK 73128
                                 (405) 491-7300
            -------------------------------------------------------
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)


                                 Not Applicable
              -----------------------------------------------------
              (Former name or address if changed since last report)


Item  5.  Other Events

On December 9, 2002, Cole Computer Corporation entered into a settlement agreement with one of its suppliers. Terms of this agreement call for the settlement of notes and accounts payable totaling $1,002,730 (unaudited) in exchange for a cash payment of $338,272 (unaudited) and cancellation on receivables totaling $42,739 (unaudited) resulting in a pre tax gain of $621,719 (unaudited). This settlement was negotiated over a period of 90 days by the Company's General Counsel. As of September 30, 2002 the Company had assets of $1,290,795 (unaudited) and a shareholders (deficit) of $(310,428) (unaudited). This settlement significantly improves Coles working capital and stockholders equity.






Date  of  Report:    December 9, 2002



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December  12,  2002                   Cole  Computer  Corporation



                                             By:/s/John  L.  Ruth
                                                --------------------------------

                                                 John  L.  Ruth
                                                 President  and  Director